Exhibit 99.2

NEWS RELEASE

Editorial Contacts:

Yvette Huygen	Sabina Burns
Synopsys, Inc.	Virage Logic Corp
650-584-4547	510-743-8115
yvetteh@synopsys.com	sabina.burns@viragelogic.com

Investor Contacts:

Lisa Ewbank	Brian Sereda
Synopsys, Inc.	Virage Logic Corp
650-584-1901	510-360-8017

Synopsys to Acquire Virage Logic Corporation

Acquisition Adds Embedded Memories with Test and Repair, Standard Cell Libraries,

and Programmable Cores for Control and Multimedia Sub-systems

MOUNTAIN VIEW, Calif., June 10, 2010 — Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, and Virage Logic Corporation (Nasdaq: VIRL), a leading independent provider of semiconductor intellectual property (IP) for the design of complex integrated circuits, today announced they have signed a definitive agreement for Synopsys to acquire Virage Logic. Virage Logic’s offering will complement Synopsys’ DesignWare® interface and analog IP portfolio by adding embedded memories with test and repair, non-volatile memories (NVMs), standard cell libraries, and programmable cores for control and multimedia sub-systems. With this acquisition, Synopsys will strengthen its ability to help design teams achieve their system-on-chip (SoC) development goals by providing them with a more comprehensive portfolio of production-proven, high-quality IP and excellent worldwide technical support.

Under the terms of the agreement, Synopsys will pay $12.00 cash per Virage Logic share, resulting in a transaction value of approximately $315 million, or approximately $289 million net of cash acquired. The transaction is subject to regulatory and Virage Logic shareholder approval, as well as other customary closing conditions.

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The boards of directors of both companies have approved the transaction, and Virage Logic President and CEO Alex Shubat will join Synopsys. After the closing, Virage Logic will become part of Synopsys, and Virage Logic stock will cease trading. The transaction is expected to close in the fourth quarter of Synopsys’ fiscal 2010. Therefore, Synopsys anticipates the transaction to be neutral to non-GAAP earnings per share in fiscal 2010, and accretive in fiscal 2011.

“With more functionality being integrated into a single device, high-quality IP continues to be key for enabling designers to reduce integration risk and speed time-to-market,” said Dr. Aart de Geus, chairman and CEO at Synopsys. “Bringing Synopsys and Virage Logic together broadens our portfolio and builds on two very strong technical teams. It is also in line with what so many customers are looking to Synopsys to address: a way to quickly incorporate standard functions into their SoCs so they can focus on developing differentiated products.”

“When I co-founded Virage Logic in 1996, it was with the belief that a semiconductor IP company could provide the technically superior building blocks that the industry needed to accelerate development of high quality, cost-effective end products,” said Dr. Alex Shubat, president and CEO of Virage Logic. “Today, the transition to a fabless, or ‘fab-lite’ model, coupled with the explosion in SoC product development costs at the advanced process nodes, has resulted in an escalating need by the semiconductor manufacturers for production-proven IP. By joining forces with Synopsys’ impressive engineering team and by gaining access to their global channel, we will be able to accelerate the development and delivery of our broad product offering to help customers meet their design-for-profitability goals. I am excited to join Synopsys to further my original vision.”

Webcast Scheduled

Aart de Geus, chairman and CEO of Synopsys, and Brian Beattie, chief financial officer, will host an audio webcast to discuss the merger on June 10, 2010, at 6:00 a.m. PT, 9:00 a.m. ET. Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting June 10 at 7:30 a.m. PT, 10:30 a.m. ET, and remain available for approximately 60 days. Webcast access is available at http://www.synopsys.com/Company/InvestorRelations.

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About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 65 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com.

About Virage Logic Corp

Virage Logic is a leading independent provider of semiconductor intellectual property (IP) for the design of complex integrated circuits. The company’s high quality, production-proven product portfolio includes programmable cores for control and multimedia sub-systems, interface IP solutions, embedded SRAMs and NVMs, embedded test and yield optimization solutions, logic libraries, and memory development software. As the semiconductor industry’s trusted IP partner, more than 400 foundry, IDM and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit http://www.viragelogic.com.

Safe Harbor Statement/Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including quotations from Synopsys and Virage Logic executives and statements regarding the expected closing of our acquisition of Virage Logic, the expected impact on Synopsys financial results, benefits of the proposed transaction, and integration of Virage Logic’s offering and employees with those of Synopsys. Forward-looking statements are subject to both known and unknown risks and

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uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, and that are outside our control. These risks and uncertainties include, among others: our ability to satisfy the closing conditions to complete the acquisition of Virage Logic; our ability to integrate the acquired business and technologies with our own; the effect of the announcement of the merger on Synopsys’ and Virage Logic’s respective businesses, including possible delays in customer orders; our potential inability to operate or integrate Virage Logic’s business successfully, including the potential loss of customers, key employees, partners or vendors; and uncertain customer demand and support obligations for the new offerings. Other risks and uncertainties that may apply are set forth in the Risk Factors section of our most recently filed Quarterly Report on Form 10-Q. Synopsys assumes no obligation to update any forward-looking statement contained in this press release.

Additional Information

Virage Logic intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the proposed transaction. The proxy statement will be mailed to the shareholders of Virage Logic. Before making any voting or investment decision with respect to the proposed transaction, investors and shareholders of Virage Logic are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the proposed transaction, Virage Logic and Synopsys. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Virage Logic at its corporate Web site at www.Virage Logic.com in the Investor Relations section, or by contacting Investor Relations at Virage Logic Corporation, 47100 Bayside Parkway, Fremont, CA 94538.

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Virage Logic and its officers and directors may be deemed to be participants in the solicitation of proxies from Virage Logic shareholders with respect to the proposed transaction. A description of any interests that these officers and directors have in the proposed transaction will be available in the proxy statement. In addition, Synopsys may be deemed to have participated in the solicitation of proxies from Virage Logic shareholders in favor of the approval of the proposed transaction. Information concerning Synopsys’ directors and executive officers is set forth in Synopsys’ proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 5, 2010 and Annual Report on Form 10-K for the year ended October 31, 2009. These documents are available free of charge at the SEC’s Web site at www.sec.gov or by going to Synopsys’ Investor Relations page on its corporate Web site at www.synopsys.com.

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Synopsys is a registered trademark of Synopsys, Inc. Virage Logic is a registered trademark of Virage Logic. All other trademarks mentioned in this release are the intellectual property of their respective owners.